SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 14, 1998


                          CHURCHILL DOWNS INCORPORATED
             (Exact name of registrant as specified in its charter)



  Kentucky                    0-01469                    61-0156015
(State or other             (Commission                (IRS Employer
jurisdiction of            File Number)            Identification No.)
incorporation)



                 700 Central Avenue, Louisville, Kentucky 40208
                    (Address of principal executive offices)



                                 (502) 636-4400
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

Description of Capital Stock

        Our Amended and Restated Articles of Incorporation authorize us to issue 20,000,000 shares of common stock, no par value per share, and 250,000 shares of preferred stock, no par value per share. As of December 14, 1998, 7,525,041 shares of common stock were outstanding. The holders of the Company's common stock have the right to one vote per share on all matters which require their vote, except that in the election of directors, each holder of common stock has as many votes as results from multiplying the number of shares held by each shareholder by the number of directors to be elected. Each common shareholder may divide the total number of votes such shareholder is entitled to cast among the total number of directors to be elected, or distribute the votes among any lesser number in such proportion as the holder may determine. Subject to rights of any preferred shareholders, common shareholders have the right to receive any dividends that the Board of Directors may declare. In the event that we liquidate, dissolve or wind up our business, we will pay our preferred shareholders, if any, first (subject to the rights of creditors). We will distribute all of the remaining available assets to our common shareholders, in proportion to the number of shares that each common shareholder holds. Shares of common stock are not redeemable and do not have subscription, conversion or preemptive rights. There are no redemption or sinking fund provisions available to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

        The Board of Directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The Board of Directors determines the designation, relative rights, preferences and limitations of each series of preferred stock. The issuance of preferred stock may delay, defer or prevent a change in control of the Company without further action by the shareholders, may decrease the voting power and other rights of the holders of common stock and may have the effect of decreasing the market price of the common stock. At present, there are no shares of preferred stock outstanding.

        Pursuant to the Company's shareholder rights plan adopted March 19, 1998, the Company declared a dividend of one preferred stock purchase right for each outstanding share of common stock and each share of common stock issued thereafter. The rights are transferable only with the common stock until they become exercisable. The rights will not be exercisable until the plan distribution date and will expire on March 19, 2008, the expiration date, unless we redeem them earlier. Each right, when it becomes exercisable, will entitle the holder to purchase from us 1/1000th of a share of preferred stock at a purchase price of $80, subject to adjustment in certain circum stances. Under the rights plan, the plan distribution date will not occur until any person or group acquires or makes a tender offer for 15% or more of the Company's outstanding common stock.

        Until the plan distribution date, the rights will be evidenced by the certificates for common stock registered in the names of holders. As soon as practical following the plan distribution date, separate certificates evidencing the rights will be mailed to common stockholders of record. Until a right is exercised, the holder has no rights as a shareholder of the Company.


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        If any person or group acquires 15% or more of our common stock,  rights holders will be entitled to buy for the purchase price, that number of 1/1000ths of a preferred share equivalent to the number of shares of common stock that at the time have a market value of twice the purchase price. If we are acquired in a business combination, rights holders will be entitled to buy, for the purchase price, that number of shares of the acquiring corporation that, at the time, have a market value of twice the purchase price. The Board has the right to redeem the rights in certain circumstances for $.01 per right, subject to adjustment.

        The rights plan is designed to protect our shareholders in the event of unsolicited offers to acquire the Company and other coercive takeover tactics, which, in the Board's opinion, would impair its ability to represent shareholder interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.



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Item 7. Financial Statements and Exhibits.


c)  Exhibits

   Exhibit
   Number                                    Description

4.1 Amended and Restated Articles of Incorporation of the Company incorporated by reference to Exhibit 3(e) of the Company's report on Form 10-Q for the fiscal quarter ended June 30, 1998.

4.2 Restated Bylaws of the Company as amended incorporated by reference to Exhibit 3(i) of the Company's report on Form 10-Q for the fiscal quarter ended June 30, 1998.




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                                          SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHURCHILL DOWNS INCORPORATED
                                            (Registrant)



                                            By:  /s/ Thomas H. Meeker
                                            Thomas H. Meeker, President


Date: December 14, 1998



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                                 CHURCHILL DOWNS INCORPORATED
                                           FORM 8-K
                                       INDEX TO EXHIBITS



   Exhibit                                                            Sequential
   Number                            Exhibit Title                     Page No.
 4.1 Amended and Restated Articles of Incorporation of the Company incorporated by reference to Exhibit 3(e) of the Company's report on Form 10-Q for the fiscal quarter ended June 30, 1998.
 4.2 Restated Bylaws of the Company as amended incorporated by reference to Exhibit 3(i) of the Company's report on Form 10-Q for the fiscal quarter ended June 30, 1998.



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